EXHIBIT 99.1

                              UNITED-GUARDIAN ANNOUNCES
                               SEMI-ANNUAL CASH DIVIDEND

     Hauppauge, NY, December 4, 2008 – United-Guardian, Inc. (NYSE Alternext US: UG) announced that on
December 3, 2008 its Board of Directors declared a $0.28 per share cash dividend to all stockholders of record on
December 15, 2008. The dividend will be paid on January 5, 2009. This increases to $0.55 per share the total dividends declared this year, matching the cash dividends paid in 2007.

     Ken Globus, President of United-Guardian, stated, “As a result of strong sales and earnings this year, as well as the company’s very strong financial condition, the Board of Directors has determined that it is in the best interest of our shareholders to maintain the dividend at the same level as last year. Our stock is now yielding approximately 6% based on the current stock price.”

     United-Guardian is a manufacturer of personal and health care products, pharmaceuticals, cosmetic bases, and specialty industrial products.

                                                                                                                  Contact: Robert S. Rubinger
                                                                                                                                 Public Relations
                                                                                                                                 (631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements” within the meaning of the Private Securities Litigation
Reform Act of 1995. These statements about the company’s expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the “safe harbor” provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant’s actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company’s business please refer to the company's reports and filings with the Securities and Exchange Commission.